Exhibit 24.28
POWER OF ATTORNEY
Know all men by these presents:
      That I Steven F. Cunningham, of 6009 Oxon Hill Road, Suite 314, Oxen Hill, Maryland 20745, as a member of the Board of Directors of THE NATIONAL CONSUMER COOPERATIVE BANK, do hereby make, constitute and appoint as my true lawful attorney in fact Richard L. Reed or Louise M. Grant for me and in my name, place and stead to sign any and all of the following and amendments thereto executed on behalf of THE NATIONAL CONSUMER COOPERATIVE BANK and filed with the Securities and Exchange Commission, as follows:
Annual Reports on Form 10-K for the NATIONAL CONSUMER COOPERATIVE BANK.
      IN WITNESS WHEREOF, I have hereunto set my hand this 27th day of February 2006.
       /s/ Steven F. Cunningham
Signature
State of Maryland                                                                                                                                SS:
County of Charles
      On this 27th day of February, 2006, before me personally appeared the above, to me known and known to me to be the person mentioned and described in and who executed the foregoing instrument and he duly acknowledged to me that he executed the same.

Notary Public
My Commission expires: 7/1/2009